Exhibit 23.3

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement on Form F-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of Immuron Limited of our report dated December 20, 2016, which includes an emphasis of matter paragraph pertaining to the restatements of the Company’s consolidated financial statements, with respect to our audits of the consolidated statements of financial position as of June 30, 2016 and 2015, and the related consolidated statements of profit or loss and other comprehensive income, changes in equity and cash flows for the years ended June 30, 2016, 2015 and 2014, included in Amendment No. 6 to the Registration Statement (Form F-1 No. 333-215204) and the related Prospectus of Immuron Limited for the registration of its common stock. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Marcum llp

Marcum llp

Philadelphia, Pennsylvania

June 8, 2017